EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-14145, 333-39309, 333-88475, 333-53632 and 333-99959) and on Form S-3 (Nos. 333-52522 and 333-65720) of Toreador Resources Corporation of our estimates of reserves, included in this Annual Report on Form 10-K, and to all references to our firm included in this Annual Report.

/s/ LaRoche Petroleum Consultants, Ltd.
LaRoche Petroleum Consultants, Ltd.

Dallas, Texas
March 24, 2004